SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest reported) September 30, 2003

                            CyGene Laboratories, Inc.
                            -------------------------
             (Exact name of registrant as specified in its chapter)

           Delaware                    0-15654              22-2789408
           --------                    -------              ----------
 (State or other jurisdiction        (Commission           (IRS Employer
       of incorporation)             File Number)       Identification No.)




                  7786 Wiles Road, Coral Springs, Florida 33067
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (954) 741-7077
                                                           --------------

                              Explanatory Statement

On October 14, 2003, CyGene Laboratories, Inc. (the Company) filed a Current Report on Form 8-K to report the Company's acquisition of Transpirator Technology Inc. The Company undertook to file the financial information required by Item 7 of the Form 8-K within sixty (60) days of its filing. The Company is filing this amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2003 to amend Item 7 "Financial Statements, Pro Forma Financial Information and Exhibits" to include the financial statements of the business acquired as set forth below.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On September 30, 2003, CyGene Laboratories, Inc. (the "Company") f/k/a Transpirator Technologies, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger ("Agreement") with New Transpirator, Inc., the Company's wholly-owned subsidiary, a Florida corporation ("NTI"), and CyGene, Inc., a Delaware corporation ("CyGene") whereby on September 30, 2003 NTI was merged with and into CyGene (the "Merger"). Pursuant to the Merger, the common stockholders of CyGene who were accredited investors plus the largest 35 unaccredited investors who do not elect their appraisal rights under the Delaware General Corporation Law received approximately 85% of the issued and outstanding common stock of the Company and the remaining CyGene stockholders will receive $0.07143 per share of their CyGene common stock in exchange for 100% of the capital stock of CyGene. The stockholders of the Company immediately prior to the Merger will retain approximately 15% of the issued and outstanding common stock of the Company.

         In order to equalize as nearly as possible the 85%/15% ownership, after 30 days from the Closing (i) the Company shall effect a stock dividend payable to the stockholders of record as of September 29, 2003, in an amount so that the shares owned by them and the shares received as a dividend are approximately 15% of the outstanding shares of the Company, or (ii) the exchange ratio in the Agreement shall be increased to reduce the ownership of the Company's stockholders immediately prior to the Merger to approximately 15% of the Company without giving effect to sales of common stock following the Merger.

         The Company's primary business was related to respiratory therapy. Pursuant to the terms of the Agreement, the assets and future royalties of the Company relating to its business were transferred to a limited liability company established prior to September 30, 2003 by the Company for the benefit of the stockholders of the Company immediately prior to the Merger. Thus, CyGene's former stockholders have no interest in such assets or royalties of the prior business of the Company.

         CyGene is a biotechnology company based in Coral Springs, Florida. The Company was established in 1995 to develop and commercialize a next generation DNA diagnostic technology called TPA or Target Protection Assay. The assets of CyGene consist primarily of numerous United States and foreign patents.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial Statements of the businesses acquired.

Years ended March 31, 2003 and 2002

  Report of Independent Auditors ................................     F-1

  Audited Financial Statements

  Consolidated Balance Sheet ....................................     F-2
  Consolidated Statement of Operations ..........................     F-3
  Consolidated Statement of Stockholders' Equity ................     F-4
  Consolidated Statement of Cash Flows ..........................     F-5
  Notes to Financial Statements .................................  F-8 - F-24

      (b) Pro Forma financial information.

Unaudited Pro Forma Combined Financial Statements ...............     F-25
Unaudited Condensed Pro Forma Combined Balance Sheet
  As of March 31,2003 ...........................................     F-26
Unaudited Condensed Pro Forma Combined Balance Sheet
  As of March 31,2002 ...........................................     F-27
Unaudited Condensed Combined Pro Forma Statement of Operations
  For the year ended March 31, 2003 .............................     F-28
Unaudited Condensed Combined Pro Forma Statement of Operations
  For the year ended March 31, 2002 .............................     F-29
Notes to Unaudited Condensed Pro Forma Combined Financial Statements  F-30

      (c) Exhibits

          Exhibit No.                        Exhibit
          -----------                        -------

              2.1                            Agreement and Plan of Merger*

* Previously filed.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CyGene Laboratories, Inc.

                                     By: /s/ Martin Munzer
                                         Martin Munzer,
Date:  December 15, 2003                 President and Chief Executive Officer

                          CyGene, Inc. and Subsidiaries

                              Financial Statements




                                    CONTENTS

Years ended March 31, 2003 and 2002

  Report of Independent Auditors ................................     F-1

  Audited Financial Statements

  Consolidated Balance Sheet ....................................     F-2
  Consolidated Statement of Operations ..........................     F-3
  Consolidated Statement of Stockholders' Equity ................     F-4
  Consolidated Statement of Cash Flows ..........................     F-5
  Notes to Financial Statements .................................  F-8 - F-24


Unaudited Pro Forma Combined Financial Statements ...............     F-25
Unaudited Condensed Pro Forma Combined Balance Sheet
  As of March 31,2003 ...........................................     F-26
Unaudited Condensed Pro Forma Combined Balance Sheet
  As of March 31,2002 ...........................................     F-27
Unaudited Condensed Combined Pro Forma Statement of Operations
  For the year ended March 31, 2003 .............................     F-28
Unaudited Condensed Combined Pro Forma Statement of Operations
  For the year ended March 31, 2002 .............................     F-29
Notes to Unaudited Condensed Pro Forma Combined Financial Statements  F-30

                          Independent Auditors' Report




To the Board of Directors and Stockholders CyGene, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of CyGene, Inc. and subsidiaries (Company) as of March 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CyGene, Inc. as of March 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming CyGene, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses since inception. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans as to this matter are also described in Note 2. The balance sheet does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                    BRIMMER, BUREK & KEELAN LLP



                                                    Certified Public Accountants

Tampa, Florida
December 9, 2003

CYGENE LABORATORIES, INC.
CONSOLIDATED BALANCE SHEET


                                                    March 31, 2003     March 31, 2002
                                                    --------------     --------------
Assets
Current assets:
   Cash                                               $      2,887      $        382
   Accounts receivable                                       2,984             1,150
   Other current assets                                      9,850               537
                                                      ------------      ------------
Total current assets                                        15,721             2,069

Property and equipment, net                                 86,949            98,051

Other assets                                                 3,906            23,237
                                                      ------------      ------------
Total assets                                          $    106,576      $    123,357
                                                      ============      ============

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                   $  1,225,619      $    887,180
   Accounts payable-related party                          312,500           119,538
   Accrued liabilities                                     489,791           336,514
   Deferred gains                                             --              21,387
   Long-term debt-current portion                        1,225,280         1,347,829
                                                      ------------      ------------
Total current liabilities                                3,253,190         2,712,448

Long-term liabilities:
   Note payable                                          1,230,989         1,370,825
   Note payable-related party                              179,500           133,204
   Convertible notes payable                                15,000            15,000
   Other long-term                                           2,518              --
   Less: Current portion of long-term debt              (1,225,280)       (1,347,829)
                                                      ------------      ------------
   Total long-term liabilities                             202,727           171,200
                                                      ------------      ------------
Total liabilities                                        3,455,917         2,883,648
                                                      ------------      ------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, 10,000,000 shares authorized,
   no shares issued and outstanding                           --                --

   Class A common stock, $.001 par value,
   75,000,000 shares authorized, 17,940,070
   and 16,962,615 shares issued and outstanding             17,940            16,962

   Class B common stock, $.001 par value,
   10,000,000 shares authorized,
   1,232,206 shares issued and outstanding                   1,239             1,239

Additional paid-in capital                               7,818,265         7,309,095
Accumulated deficit                                    (11,187,847)      (10,085,179)
Comprehensive Income                                         1,062            (2,408)
                                                      ------------      ------------
Total stockholders' equity                              (3,349,341)       (2,760,291)
                                                      ------------      ------------

Total liabilities and stockholders' equity            $    106,576      $    123,357
                                                      ============      ============

See accompanying notes to the consolidated financial statements

CYGENE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

                                                                   For the years ended March 31,
                                                                  ------------------------------
                                                                      2003              2002
                                                                  ------------      ------------
Cost and Expenses:
   General and administrative                                     $    150,271      $    357,547
   Compensation expense                                                338,276           552,031
   Depreciation                                                         73,304           104,650
   Patent expenses                                                      77,151           150,150
   Professional fees                                                   319,838           355,184
   Rental expense                                                       49,497           382,784
   Research & development                                              317,082           418,247
                                                                  ------------      ------------
   Total cost and expenses                                           1,325,419         2,320,593
                                                                  ------------      ------------

Operating loss                                                      (1,325,419)       (2,320,593)

Other Income (Expense):
   Abandoment of property                                                 --            (428,528)
   Forgiveness of debt                                                 282,692           935,205
   Interest                                                            (81,911)          (75,676)
   Other                                                                21,970            15,472
                                                                  ------------      ------------
Loss before income  taxes                                           (1,102,668)       (1,874,120)
                                                                  ------------      ------------

Provision for income taxes                                                --                --
                                                                  ------------      ------------
Net loss                                                            (1,102,668)       (1,874,120)
                                                                  ------------      ------------

Other comprehensive gain (loss)
   Foreign currency translation                                         15,850            (3,387)
                                                                  ------------      ------------
Comprehensive loss                                                $ (1,086,818)     $ (1,877,507)
                                                                  ============      ============


Basic and diluted loss per share of common stock                  $      (0.07)     $      (0.10)
                                                                  ============      ============


Basic and diluted average number of common shares outstanding       16,633,310        18,576,891
                                                                  ============      ============

See accompanying notes to the consolidated financial statements

CYGENE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY



                                                 Class A Common Stock          Class B Common Stock             Issuable Shares
                                                Shares         Amount         Shares         Amount          Shares        Amount
                                             ------------   ------------   ------------   ------------   ------------   ------------

Balance at March 31, 2001                      14,870,648   $     14,868      1,232,206   $      1,239           --     $       --

Common stock issued for cash                         --
Common stock issued for services                  126,000            126           --             --             --             --
Common stock issued for compensation            1,881,167          1,881           --             --             --             --
Common stock issued for sale of equipment          10,000             11           --             --             --             --
Common stock issued for conversion of debt         74,800             76           --             --             --             --

Deferred Compensation                                --             --             --             --             --             --
Comprehensive Income                                 --             --             --             --             --             --
Net Income/(Loss)                                    --             --             --             --             --             --
                                             ------------   ------------   ------------   ------------   ------------   ------------
Balance at March 31, 2002                      16,962,615   $     16,962      1,232,206   $      1,239           --     $       --


Common stock issued for cash                      514,700            515           --             --             --             --
Common stock issued for services                  163,000            163           --             --             --             --
Common stock issued for compensation
Common stock issued for purchase of asset         200,000            200           --             --             --             --
Common stock issued for conversion of debt         99,755            100           --             --             --             --

Comprehensive Income                                 --             --             --             --             --             --
Net Income/(Loss)                                    --             --             --             --             --             --
                                             ------------   ------------   ------------   ------------   ------------   ------------
Balance at March 31, 2003                      17,940,070   $     17,940      1,232,206   $      1,239           --     $       --
                                             ============   ============   ============   ============   ============   ============


[restubbed table]


                                              Additional                        Other                           Total
                                                Paid-In     Accumulated     Comprehensive     Deferred      Stockholders'
                                                Capital       Deficit          Income       Compensation       Deficit
                                             ------------   ------------    ------------    ------------    ------------

Balance at March 31, 2001                    $  7,120,745   $ (8,211,059)   $       --      $    (75,000)   $ (1,149,207)

Common stock issued for cash
Common stock issued for services                   86,706           --              --              --            86,832
Common stock issued for compensation               16,931           --              --              --            18,812
Common stock issued for sale of equipment           9,989           --              --              --            10,000
Common stock issued for conversion of debt         74,724           --              --              --            74,800

Deferred Compensation                                --             --              --            75,000          75,000
Comprehensive Income                                 --             --            (2,408)           --            (2,408)
Net Income/(Loss)                                    --       (1,874,120)           --              --        (1,874,120)
                                             ------------   ------------    ------------    ------------    ------------
Balance at March 31, 2002                    $  7,309,095   $(10,085,179)   $     (2,408)   $       --      $ (2,760,291)


Common stock issued for cash                      228,380           --              --              --           228,895
Common stock issued for services                   81,337           --              --              --            81,500
Common stock issued for compensation
Common stock issued for purchase of asset          99,800           --              --              --           100,000
Common stock issued for conversion of debt         99,653           --              --              --            99,753

Comprehensive Income                                 --            3,470            --             3,470
Net Income/(Loss)                                    --       (1,102,668)           --              --        (1,102,668)
                                             ------------   ------------    ------------    ------------    ------------
Balance at March 31, 2003                    $  7,818,265   $(11,187,847)   $      1,062    $       --      $ (3,349,341)
                                             ============   ============    ============    ============    ============




See accompanying notes to the consolidated financial statements

CYGENE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                     For the year ended March 31,
                                                                     ----------------------------
                                                                         2003            2002
                                                                      ----------      ----------
Cash flows from operating activities
Net Loss                                                              (1,102,668)     (1,874,120)
Adjustments to reconcile net loss to net cash used in operations:
      Depreciation                                                        73,304         104,650
      Stock issued for compensation expense                                 --            18,812
      Stock and options issued for services                               81,500          86,832
      Gain on sale of asset                                              (18,390)           --
      Abandonment and write off of property                               27,774         614,057
      Deferred compensation                                                 --            75,000

Changes in assets and liabilities:
      Increase in accounts receivable                                     (1,834)         (1,150)
      Decrease in other assets                                            10,018          47,103
      Increase in accounts payable                                       338,439          97,977
      Decrease in accrued expenses - forgiveness of debt                (282,692)       (935,205)
      Increase in accrued expenses                                       654,317         746,313
      Decrease in deferred gain                                          (21,387)           --


                                                                      ----------      ----------
Net cash provided by/(used in) operating activities                     (241,619)     (1,019,731)

Cash flows from investing activities
Purchase of property and equipment                                        (3,945)         (5,246)


                                                                      ----------      ----------
Net cash provided by/(used in) investing activities                       (3,945)         (5,246)

Cash flows from financing activities
Payments on borrowings                                                   (54,110)       (212,894)
Proceeds on borrowings                                                    73,284       1,210,039
Proceeds from sale of stock                                              228,895


                                                                      ----------      ----------
Net cash provided by/(used in) financing activities                      248,069         997,145

Net increase / (decrease) in cash                                          2,505         (27,832)
Cash at beginning of period                                                  382          28,214

                                                                      ----------      ----------
Cash at end of period                                                      2,887             382
                                                                      ==========      ==========

See accompanying notes to the consolidated financial statements

CYGENE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)


                                                                      FOR THE YEAR ENDED MARCH 31,
                                                                      ----------------------------
                                                                          2003          2002
                                                                        --------      --------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid                                                           $  1,653      $  8,647
                                                                        ========      ========

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND
      FINANCING ACTIVITIES:
Conversion of convertible debt to common stock                          $ 92,000      $ 74,800
                                                                        ========      ========

Conversion of lease obligation to common stock                          $ 42,832      $   --
                                                                        ========      ========

Conversion of interest accrual to stock                                 $  7,753      $   --
                                                                        ========      ========

Stock issued for incentive for sale of equipment                        $   --        $ 10,000
                                                                        ========      ========

Cost of property and equipment acquired                                 $ 89,875      $ 49,252
Less: Notes given                                                        (28,762)      (44,006)
        Common stock issued                                              (57,168)         --
                                                                        ========      ========
Cash paid for property and equipment                                    $  3,945      $  5,246
                                                                        ========      ========

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003



NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
                 ACCOUNTING POLICIES

NATURE OF BUSINESS

CyGene, Inc. was incorporated on October 25, 1995 as a Florida corporation for the purpose of developing next generation DNA/RNA technologies. On April 13, 1999, CyGene Inc., the Florida corporation, became a Delaware corporation under a merger agreement with CyGene, Inc., a Delaware corporation. The merger was not intended to and did not effect any change in the business, property, management or ownership of the Company. Since 1995, the Company has been developing proprietary and automated DNA and RNA testing systems for the screening, monitoring and diagnosis of human, veterinary and plant diseases. CyGene's primary development focus is in blood screening tests for the West Nile Virus and other infectious diseases as well as the detection of biological warfare agents.

On September 30, 2003, the Company merged with Transpirator Technologies, Inc
(TTI) through its newly formed subsidiary New Transpirator, Inc. (NTI) in a transaction accounted for as purchase. The merger was a reverse merger with the Company treated as the acquirer and will be reflected as a recapitalization for accounting purposes. See footnote 10 for additional explanation.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly owned foreign subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company's subsidiaries, Sternlight B.V. and CyGene Spain, have a year end of December 31. Accordingly, the consolidated financial statements for the years ended March 31, 2003 and 2003 include the results of operations of Sternlight B.V. and CyGene Spain from January 1, 2001 and 2002 to December 31, 2001 and 2002 respectively.

CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at March 31, 2003 and 2002.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
                 ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's estimates and assumptions primarily arise from risks and uncertainties associated with the realization of deferred tax assets, and estimated accruals relating to legal contingencies.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash balances. Cash balances are held in high-quality financial institutions, which are evaluated periodically by management of the Company to minimize the risks associated with account balances in excess of federally insured account limits.

The Company's business is dependent on its ability to utilize the technology underlying the patents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

All financial instruments are carried at amounts that approximate fair value.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. The depreciation and amortization periods of these assets range from three to seven years.

PATENT COSTS

Patent costs, which include legal costs and filing fees, are expensed as incurred.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
                 ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

LONG LIVED ASSETS

The Company reviews long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. Management does not believe that an impairment loss has been incurred as of March 31, 2003 and 2002.

STOCK BASED COMPENSATION

The Company accounts for employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation- Transition and Disclosure." Under APB No. 25, compensation cost is determined based on the difference, if any, on the measurement date, which is generally the grant date, between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

The fair value of each stock option or grant issued to non-employees is estimated on the measurement date using the fair value method of SFAS 123, "Accounting for Stock Based Compensation."

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
                 ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes (SFAS 109). Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

NET INCOME (LOSS) PER SHARE

Basic net income (loss) per share and diluted net income (loss) per share have been computed based upon the weighted average number of common shares outstanding during the year. Assumed common stock equivalents were excluded from the net loss per share computation, as their effect is antidilutive. Common stock equivalents could potentially dilute basic earnings per share in future periods if the Company generates net income. At March 31, 2003 there were 520,500 warrants and 2,000,000 options to purchase common stock and convertible debentures which may be converted to 15,000 common shares which may dilute future EPS.

TRANSLATION OF FOREIGN CURRENCY

The functional currency of the Company's foreign subsidiaries is the euro and their reporting currency is the United States Dollar. The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 52, " Foreign Currency Translation." Assets and liabilities are translated at the exchange rate as of the respective balance sheet dates and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in shareholders' deficit. Foreign currency transaction gains and losses are included in determining comprehensive income.

COMPREHENSIVE INCOME

SFAS No. 130, " Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. Comprehensive income for the company for the years ended March 31, 2003 and 2002 was from the effects of foreign currency translations adjustments for its foreign subsidiaries.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this pronouncement did not have a material effect on the earnings or financial position of the Company.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
                 ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"),"Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. The Company has not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact on its consolidated balance sheet and results of operations.

NOTE 2 - GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At March 31, 2003, the Company has a working capital deficit of $2,014,384, incurred a net loss of $1,086,818 and has used cash in its operations in the amount of $241,619. Although the Company has completed the development of its initial product, no sales have been recorded through March 31, 2003. This situation raises substantial doubt about the Company's ability to continue as a going concern.

The Company is currently seeking to raise additional funds through private placements of equity. Although the Company believes that there are a number of parties interested in participating in such placement, there is no guarantee that the Company will be successful in raising additional funds, or that the additional funds raised will be sufficient to fund anticipated near term operating losses. The Company's continued existence is dependent upon its ability to raise capital and to market and sell its products and services successfully at prices which will produce positive cash flow. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at March 31:

                                              2003            2002
                                            ---------      ---------

         Automobile                         $  32,809      $  34,008
         Computer hardware and software        62,219         62,219
         Furniture and fixtures                31,418         31,418
         Machinery and equipment              296,278        239,111
                                            ---------      ---------
                                              422,724        366,756
         Less: accumulated depreciation      (335,774)      (268,706)
                                            ---------      ---------

         Property and equipment, net        $  86,950      $  98,050
                                            =========      =========

Depreciation expense was $73,304 and $ 104,650 for years ended March 31, 2003 and 2002.

NOTE 4 - DEBT

During 2001, the Company entered into the Credit and Security agreement, whereby it would be able to draw up to $600,000. At March 31, 2002, the Company utilized this line of credit up to $260,000. This note is secured by the Company's patents and bears interest rate of Citibank prime rate.

During 2002, CyGene entered into a settlement with a promissory note of $302,231 for its rent payment due. The principal is to be repaid on November 30, 2002 in the amount of $151,116 and $75,558 each on August 31, 2003 and December 31, 2003. The interest rate for this promissory note is 12% per annum if it is in default. The Company is accruing interest for this note as it has not made any principal payment.

CyGene issued convertible promissory notes bearing 10% interest rate per annum with maturity dates ranging from 60 days to 12 months. The conversion rate of the promissory notes is $1.00 per share.

The Company also obtained loans from individuals. These loans have 8% interest rate per annum with various short-term maturity dates.

At March 31, 2003 and 2002, the long-term debt consists of the following:

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 4 - DEBT (CONTINUED)

                                                       2003             2002
                                                   -----------      -----------

         Installment loan at 10.75%                $    27,261      $    21,241
         Convertible Promissory Notes at 10%           428,000          520,000
         Convertible Debenture Bonds                    15,000           15,000
         Credit and Security agreement at
            Citibank - prime rate                      260,000          260,000
         Promissory Note due December 13, 2003
            at 12% if in default                       302,231          302,231
         Individual loans at 10%                        70,500           48,000
         Shareholder loans                             322,497          352,557
                                                   -----------      -----------
                                                     1,428,007        1,519,029
         Less current portion                       (1,225,280)      (1,347,829)
                                                   -----------      -----------

         Long-term debt                            $   202,727      $   171,200
                                                   ===========      ===========

Certain creditors have agreed to covert their debts into common stock subsequent to March 31, 2003. See Subsequent Events note for further details.

NOTE 5 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes at March 31, 2003 and 2002 are as follows:

                                                  2003              2002
                                               -----------      -----------

         Deferred tax assets
           Patent costs                        $    79,555      $    52,552
           R&D tax credit carryforward              87,631           87,631
           Net operating loss carryforward       3,680,958        3,331,237
                                               -----------      -----------

         Total deferred tax assets               3,848,144        3,471,420
         Less valuation allowance               (3,848,144)      (3,471,420)
                                               -----------      -----------

         Total net deferred taxes              $      --        $      --
                                               ===========      ===========

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 5 - INCOME TAXES (CONTINUED)

The Company has incurred net losses since inception. At March 31, 2003, the Company had approximately $10,517,025 in net operating loss carry forwards for United States federal income tax purposes that expire beginning in 2015 through 2023. Based on the weight of available evidence, both positive and negative, a valuation allowance to fully provide for the net deferred tax assets, has been recorded, since it is more likely than not that the deferred tax assets will not be realized.

The net change in the valuation allowance since March 31, 2002 was an increase of approximately $376,724, resulting primarily from net operating losses generated during that period. The difference between the benefit for income taxes and the amount which results from applying the federal statutory rate of 35% is primarily due to the increase in the valuation allowance, resulting in no tax benefit being recorded.

NOTE 6 - RELATED PARTY TRANSACTIONS

On February 13, 2003, three directors and officers of the Company entered into a settlement agreement with CyGene. As part of the agreement, the officers resigned their positions with the company, cancelled their employment agreements. One officer agreed to receive a one time payment of $25,000 in exchange for the cancellations. The other officer/directors received no compensation for canceling their agreement. The one officer/director changed the terms of debt owed to him so as to receive a payment of $20,000 when a future bridge loan in the amount of $2,000,000 is obtained by the Company. The balance of the debt will be paid from a future financing if it is at least $5,000,000. In addition, the board agreed to permit a cashless exercise of that officer/director's 400,000 stock options contingent on the board approving a similar cashless exercise of 400,000 stock options for the president of the company. This agreement for payment of the debt was subsequently changed on August 28, 2003. The new terms of the debt repayment are to be $7,500 at closing of merger with Transpirator Technology, Inc. ( see subsequent event footnote
10), $12,500 payable from the next round of financing and exchange of the balance of $167,000 for 222,666.67 shares of common stock.

CyGene also advanced $5,462 and $-0- to the Company's President for the years ended March 31, 2003 and 2002, respectively.

During 2002, CyGene issued 1,013,497 shares of its Class A common stock to its President and its Chairman for their services.

NOTE 7 - CONVERTIBLE DEBENTURES

At March 31, 2003 and 2002, the Company had outstanding convertible debenture bonds of $15,000. These bonds bear interest rates of 8% per annum. The conversion rate is $.2083 per share for principal and $.4167 per share for accrued interest. The principal balances are past due and are deemed to be short term.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 8 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT CONTRACTS

Effective April 13, 1999, the Company entered into revised contractual agreements with two senior executives that provide for minimum annual compensation and additional compensation as defined in the agreement. The initial term of the contracts is seven years; however, the agreements will be automatically renewed for an additional seven year period unless a party to the contract gives notice in writing that such renewal shall not take place.

Effective June 1, 1999, the Company entered into a separate four year employment contract which sets forth a minimum annual compensation and subsequent increases based on the Company meeting certain financial goals. The agreement will be automatically renewed for an additional four year period unless a party to the contract gives notice in writing that such renewal shall not take place.

Payments made under these agreements during the year ended March 31, 2003 and 2002 amounted to $ 0 and $ 92,306, respectively.

In December 2001, the Company issued to its President and Chief Technology Officer 1,881,167 shares of Class A common stock in lieu of accrued salary in the amount of $ 955,898.

LEASE COMMITMENTS

In December 2001, the Company relocated from its headquarters which it had been previously renting under a non-cancelable operating lease at approximately $18,900 per month. The Company then entered into a non-cancelable operating lease for office space which expired on March 31, 2003. The Company continues to rent the office space on a month by month basis at a rate of $3,600 per month.

Management expects that in the normal course of business, this lease will be renewed or replaced by another lease.

Rent expense was $49,497 and $382,784 for the fiscal years ended March 31, 2003 and 2002, respectively.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

CONTINGENCIES

The Company is a party to litigation in the normal course of business. Management believes that the Company is not liable in these actions, and the probable resolution of such matters will not have a material adverse effect on its financial position or results of operations.

NOTE 9 - EQUITY

COMMON AND PREFERRED STOCK

Pursuant to the 1999 Merger Agreement, the Company's Articles of Incorporation and by-laws were revised. These revisions include the Company's authorization to issue 95,000,000 shares of capital stock, including 75,000,000 shares of nonvoting Class A common stock, par value $0.001 per share, 10,000,000 shares of voting Class B common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

Each share of Class B common stock entitles the holder to one vote on all matters as to which the stockholders are entitled to vote. The Class A common stock is nonvoting, and does not entitle the holders thereof to vote on any matter. However, from and after the Conversion Date (as defined in the Merger Agreement), each share of Class A common stock will entitle the holder to one vote on all matters as to which the stockholders are entitled to vote.

The holders of shares of common stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors in its discretion out of funds legally available. Any dividend declared by the Board of Directors on the common stock must be paid concurrently at the same rate on the Class A common stock and the Class B common stock, except that any stock dividends or other distributions payable on the Class A common stock may be made solely in shares of Class A common stock and such dividends or distributions payable on the Class B common stock may be made, at the same rate per share, either in shares of Class A common stock or Class B common stock in the discretion of the Board of Directors. In no event will the shares of Class A common stock be split, divided or combined unless the shares of Class B common stock are also split, divided or combined at the same rate per share.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 9 - EQUITY (CONTINUED)

COMMON AND PREFERRED STOCK (CONTINUED)

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. Shares of Class A common stock are not convertible into shares of Class B common stock. The shares of Class B common stock will automatically convert into shares of Class A common stock upon transfer to persons other than qualifying transferees (defined principally as certain family members or controlled entities of the holder).

The rights and preferences of the series of preferred stock issued by the Company will be designated by the Board of Directors in its sole discretion. The Board of Directors will have the authority to issue such shares of preferred stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designation, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders.

2002

The Company converted $ 74,800 of its debt and accrued interest for 74,400 shares of Class A common stock.

2003

In June 2002, the Company offered 2,000,000 shares of Class A common stock at a purchase price of $.50 under a Rule 501(a) private placement offering. The Company raised $ 328,850 and issued 657,700 shares.

In November 2002, the Company issued 200,000 shares of Class A common stock for services worth $100,000, based on fair value of the common stock on the date of the transaction.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 9 - EQUITY (CONTINUED)

COMMON AND PREFERRED STOCK (CONTINUED)

The following is a summary of common stock reserved for future issuance as of March 31, 2003:


          Type of Convertible                       Number of Class A
              Instrument                          Common Shares Reserved
--------------------------------------------------------------------------------

       Warrants                                            520,500
       Stock options                                     2,000,000
       Convertible debentures                               15,000


COMMON STOCK WARRANTS

The Company issued 992,000 warrants to non-directors/employees throughout fiscal 2000. The warrants were issued in connection with loans to the Company and the issuance of common stock.

Of all the warrants issued during 2000, 747,000 were issued in connection with the sale of common stock and can only be exercised if the Company successfully completes a qualified initial public offering (IPO) of its common stock through a registration statement filed with the Securities and Exchange Commission. If the Company consummates an IPO, the warrants will immediately vest and the exercise price will be equal to 75% of the IPO per share issuance price. The warrants expire at various times from July 2001 through April 2002 and will expire unvested if the Company does not successfully consummate an IPO. The warrants are convertible into Class A common stock. None of these warrants were exercisable at March 31, 2000. The fair value of such warrants is immaterial, therefore, there is no financial impact as a result of the issuance of these warrants for the year ended March 31, 2000.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 9 - EQUITY (CONTINUED)

COMMON STOCK WARRANTS (CONTINUED)

Primarily all of the remaining 245,000 warrants issued throughout fiscal 2000, were issued in return for loans being offered to the Company by third parties and have the same characteristics as those described in the preceding paragraph. However, an additional clause exists which allows the holder to convert the warrants at an exercise price $5.00 per share on a specified date if the Company has not completed a qualified IPO. Of these warrants, 145,000 expire five years from the date of grant and the remaining 100,000 expire approximately two years from the date of grant. None of these warrants were exercisable at March 31, 2000. The fair market value of the underlying common stock of these warrants on the date of grant was $5.00. For the 145,000 warrants, the Black-Scholes pricing model determined the fair value of these warrants to be $.59 per share on the issuance date, while the fair value of the 100,000 warrants was determined to be $.48 per share. The following assumptions were used when determining the fair value of the warrants using Black-Scholes: expected life of two years for 145,000 warrants and 1.8 years for 100,000 warrants; dividend rate of 0% and interest rate of 6.27%.

STOCK OPTIONS

In April 1999, the Company adopted the Cygene, Inc. 1999 Stock Option Plan
(Plan) and reserved 2,000,000 shares of Class A common stock for issuance to employees and consultants. The options are issuable at the discretion of the Company's Board of Directors; generally have an exercise price equal to or greater than the fair market value of the underlying common stock at the grant date and vest ratably over a three year period. During fiscal 2003, the Company issued 300,000 options to an employee/director under the Plan at an exercise prices of $1.60 and contract life of ten years. During fiscal 2002, the Company issued 100,000 options to an employee/director under the Plan. No options were granted to non-employee/directors for services in fiscal years 2002 and 2003. For options granted to employees or directors with an exercise price lower than the fair market value of the underlying common stock at the grant date, compensation expense has been recognized for the excess of fair market value over the exercise price. Such compensation expense totaled $-0- and $75,000 for the years ended March 31, 2003 and 2002. No options were exercised during the years ended March 31, 2003 and 2002.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 9 - EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

The Company uses the Black-Scholes option-pricing model to determine the pro-forma impact on the Company's net loss and net loss per share under SFAS 123 and SFAS 148 The model utilizes a risk-free interest rate range of 5% to 6.11% and certain assumptions such as an expected life of the options of four years, expected volatility of 0% and expected dividend yield of 0%. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to the options:

                                                                Fiscal Year Ended
                                                                   March 31,
                                                           -------------------------
                                                              2003           2002
                                                           ----------     ----------

         Net loss, as reported                             $1,086,818     $1,877,507
         Deduct:  Stock-based compensation
                        expense determined under
                        fair value-based method                83,546        284,104
                                                           ----------     ----------

         Pro forma net loss                                $1,170,364     $2,161,611
                                                           ==========     ==========

         Loss per share:
                       Basic and diluted - as reported           .065           .101
                       Basic and diluted - pro forma             .070           .116

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 9 - EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

A summary of the Company's stock option activity and related information is as follows:

                                                                       Weighted-
                                                                       Average
                                                                       Exercise
                                                          Shares        Price
                                                        ---------     ---------

         Outstanding at March 31, 2001                  1,850,000     $   2.41
           Granted                                        100,000          .85
           Forfeited, exercised or expired                   --           --
                                                        ---------     ---------
         Outstanding at March 31, 2002                  1,950,000         2.33
           Granted                                        350,000         1.60
           Forfeited, exercised or expired               (300,000)        1.50
                                                        ---------     --------
         Outstanding at March 31, 2003                  2,000,000     $   2.22
                                                        ========      ========

         Exercisable at end of year                     2,000,000     $   2.22
                                                        =========     ========

         Weighted-average fair value of options
          granted during the year:
             2002                                         100,000     $    .85
             2003                                         350,000     $   1.60

         Weighted-average exercise price of options
          granted during the year:
             Issued at market price                          --       $    .85
             Issued above market price                       1.60         --
             Issued below market price                       --           --

         Weghted-average fair value of options
          granted during the year:
             Issued at market price                          --           --
             Issued above market price                       --           --
             Issued below market price                       --           --

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 9 - EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

Information about options outstanding at March 31, 2003 and 2002 is as follows:

                                          Options Outstanding                       Options Exercisable
                            ------------------------------------------------- ---------------------------------
                                               Weighted-
                                                Average
                                               Remaining       Weighted-                         Weighted-
                                           Contractual Life Average Exercise                  Average Exercise
                                                (Years)          Price                             Price
Exercise Price                   Shares                                            Shares
----------------------------------------------------------------------------- ---------------------------------
2002

$0.85 - $1.60                  1,350,000          5.2            $1.48           1,350,000         $1.48
$4.65 - $5.00                    600,000          3.3            $4.25             600,000         $4.25

2003

$0.85 - $1.60                  1,700,000          3.3            $1.51           1,700,000         $1.51
$4.65 - $5.00                    600,000          2.3            $4.25             600,000         $4.25


NOTE 10 - SUBSEQUENT EVENTS

ACCRUED SALARY

On July 9, 2003, the Company's President received 325,850 shares of Class B common stock and 4,924,150 shares of Class A Common stock for a total of 5,250,000 shares, converted at $0.0714 per share, in lieu of his salary accrued to date.

In addition, CyGene paid two of its board members 336,000 shares each of Class A common stock on the same date.

                                  CyGene, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2003

NOTE 10 - SUBSEQUENT EVENTS (CONTINUED)

MERGER

On September 30, 2003, the Company entered into an Agreement and Plan of Merger ("Agreement") with CyGene Laboratories, Inc. ("CyGene Labs") formerly known as Transpirator Technologies, Inc. (TTI) a Delaware Corporation, and New Transpirator, Inc., CyGene Labs wholly-owned subsidiary, a Florida corporation ("NTI") whereby on September 30 2003 NTI was merged with and into the Company (the "Merger"). Pursuant to the Merger, the common stockholders of the Company who were accredited investors plus the largest 35 unaccredited investors who do not elect their appraisal rights under the Delaware General Corporation Law received approximately 85% of the issued and outstanding common stock of CyGene Labs and the remaining stockholders of the Company will receive $0.07143 per share of the Company's common stock in exchange for 100% of the capital stock of CyGene Labs. The stockholders of CyGene Labs (formerly TTI) that existed immediately prior to the Merger, will retain approximately 15% of the issued and outstanding common stock of CyGene Labs.

During September 2003, the Company converted outstanding amounts owed to creditors into shares of its Class A common stock at a rate of one share of common stock for a range of $.50 to $1.00 of amounts owed. Accordingly, the Company issued 2,899,753 shares of Class A common stock for $ 2,136,191 of outstanding debt.

In connection with the merger, the Company was required to raise at least under $ 350,000 a private placement. Accordingly, during September 2003 the Company issued 2,177,778 shares of Class A Common Stock and raised $ 360,000. Approximately, 1,777,778 shares of common stock were sold at $.225 per share and 400,000 shares sold at $ .15 per share.

In February 2003, three executives/board members resigned from their position with the Company.

In 2001 the Company received $100,000 investment from an outside investment group for 20,000 shares of Class A Common Stock at a price of five dollars per share and was to receive 20,000 stock warrants to purchase stock at 75% of an IPO price. Subsequent to the receipt of cash the investment group requested a return of their money in lieu of the securities. In October of 2001, the Company issued a note for a $100,000 at 8% interest due in April 2001 in lieu of returning the investment groups money. In January 2003 the investor group filed a law suit against the Company to collect for the note which was in default. In December of 2003 the investor group settled their claim with the Company by accepting $30,000 in cash, plus $1,475 in legal fees with the balance of $70,000 plus interest of approximately $17,000 to be converted to Class A Common Stock at $0.50 a share or approximately 173,000 shares of common stock.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



The accompanying unaudited condensed pro forma combined balance sheet and statement of operations for the years ended March 31, 2003 and 2002 give effect to the following events as if each had occurred on April 1, 2001. The following pro forma financial statements have been prepared based upon the historical statements of CyGene, Inc.(CY) and Transpirator Technologies, Inc.(TTI).The pro forma financial statements should be read in conjunction with the historical financial consolidated financial statements of CY as of March 31, 2003 and 2002 and for the years then ended provided herein and the historical financial statements and related notes thereto of TTI as of March 31, 2003 and 2002 and the years then ended as filed in Form 10KSB.

The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results of financial position that would have occurred if the transaction had been consummated at the beginning of the periods or on the date indicated, nor are they necessarily indicative of any future operating results of financial position.

o The stock exchange and reverse merger between.CY and TTI. The transaction is being accounted for as a reverse merger or recapitalization, with CY being the acquiring enterprise for accounting purposes. Prior to the merger, all assets and liabilities of TTI were distributed to TTI shareholders, therefore on a going forward basis all operations will be provided from the CY entity.

o Additional financing of approximately $384,000 as part of the merger agreement in exchange for approximately 1,955,000 shares of CY common stock.

o After the merger, TTI's common stock was revised to reflect a par value of $.001 to be consistent with CY common stock par value.

UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31,2003

                                                                    Transpirator              Pro Forma
                                                      CyGene         Technology              Adjustments                Combined
                                                   -----------      -----------      ---------------------------      -----------
Assets
   Current Assets
   Cash                                                  2,887           34,889      (3) 384,595            --            422,371
   Accounts Receivable                                   2,984           23,426             --              --             26,410
   Prepaid assets                                        9,850            3,450             --              --             13,300

Total Current Assets                                    15,721           61,765          384,595            --            462,081

Property Plant and Equipment (Net)                      86,949             --               --              --             86,949

Other Assets                                             3,906           80,000             --              --             83,906
                                                   -----------      -----------      -----------     -----------      -----------

Total Assets                                           106,576          141,765          384,595            --            632,936
                                                   ===========      ===========      ===========     ===========      ===========


Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
   Accounts Payable                                  1,227,813           54,825             --              --          1,282,638
   Intercompany
   Accrued Expenses                                    653,969             --               --              --            653,969
   Other Current liabilities                           150,840             --               --              --            150,840

   Total Current Liabilities                         2,032,622           54,825             --              --          2,087,447

Long Term Liabilities
   Notes payable related party                         179,500           29,750             --              --            209,250
   Other current debt                                1,245,989             --               --              --          1,245,989
   Total Long Term Liabilities                       1,425,489           29,750             --              --          1,455,239

Total Liabilities                                    3,458,111           84,575             --              --          3,542,686

Stockholders' Equity(Deficit)

Common Stock A                                           1,239             --               --              --              1,239
Common Stock B                                          17,940           34,060      (2)  47,934      (1) 20,300           26,321
                                                                                                      (3)  1,955
Additional paid in capital                           7,818,265        3,595,097      (1)  20,300      (2) 47,934       11,823,636
                                                                                                      (3 382,640
Retained Deficit                                   (11,177,575)      (3,571,967)            --              --        (14,749,542)
Other Comprehensive Income                             (11,404)            --               --              --            (11,404)

Total Deficit                                       (3,351,535)          57,190             --              --         (3,294,345)
                                                   -----------      -----------      -----------     -----------      -----------

Total Liabilities and Deficit                          106,576          141,765           68,234         452,829          632,936
                                                   ===========      ===========      ===========     ===========      ===========

UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31,2002


                                                                  Transpirator          Pro Forma
                                                     CyGene        Technology          Adjustments            Combined
                                                     ------       ------------     ---------------------      --------
Assets
   Current Assets
   Cash
   Accounts Receivable                                   382         55,879        384,595            --       440,856
   Prepaid assets                                      1,150         78,889             --            --        80,039
                                                         537          2,098             --            --         2,635
Total Current Assets
                                                       2,069        136,866        384,595            --       523,530
Property Plant and Equipment (Net)                    98,051             --             --            --        98,051
Other Assets                                          23,237             --             --            --        23,237
                                                 -----------     ----------        -------       -------   -----------
Total Assets                                         123,357        136,866        384,595            --       644,818
                                                 ===========     ==========        =======       =======   ===========

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
   Accounts Payable                                  905,287         45,220             --            --       950,507
   Intercompany                                        5,827             --             --            --
   Accrued Expenses                                  245,178             --             --            --       245,178
   Other Current liabilities                         232,261             --             --            --       232,261
                                                 -----------     ----------        -------       -------   -----------
   Total Current Liabilities                       1,388,553         45,220             --            --     1,433,773
                                                 ===========     ==========        =======       =======   ===========

Long Term Liabilities
   Notes payable related party                       133,204         29,750             --            --       162,954
   Other current debt                              1,385,825             --             --            --     1,385,825
                                                 -----------     ----------        -------       -------   -----------
   Total Long Term Liabilities                     1,519,029         29,750             --            --     1,548,779
                                                 ===========     ==========        =======       =======   ===========
Total Liabilities                                  2,907,582         74,970             --            --     2,982,552

Stockholders' Equity (Deficit)

Common Stock A                                         1,239             --             --            --         1,239
Common Stock B                                        16,962         33,260     (1) 47,934    (1) 20,300        24,543
                                                          --             --             --    (3)  1,955            --
Additional paid in capital                         7,309,095      3,593,097     (1) 20,300    (2) 47,934    11,312,466
                                                          --             --             --    (3)382,640            --
Retained Deficit                                 (10,112,500)    (3,564,461)            --            --   (13,676,961)
Comprehensive Income                                     979             --             --            --           979

Total Stockholders' Equity (Deficit)              (2,784,225)        61,896             --            --    (2,722,329)
                                                 -----------     ----------        -------       -------   -----------
Total Liabilities and Stockholders'
Equity                                               123,357        136,866         68,234       452,829       644,818
                                                 ===========     ==========        =======       =======   ===========

CyGene Labroatories Inc.
Unaudited Condensed Combined Pro Forma Statement of Operations
For the year ended March 31, 2003

                                                                Transpirator       Pro Forma
                                                   Cygene        Technology       Adjustments       Combined
                                                -----------      -----------      -----------     -----------

Revenue                                                --             32,524             --            32,524

General and Adm Expense                             935,033           42,262             --           977,295
Research and Development Expenses                   317,082             --               --           317,082
Total Operating Expenses                          1,252,115           42,262             --         1,294,377

Income (loss) from operations                    (1,252,115)          (9,738)            --        (1,261,853)

Other Income (expense)                              165,297            2,232             --           167,529
                                                -----------      -----------      -----------     -----------

Net Income (loss)                                (1,086,818)          (7,506)            --        (1,094,324)
                                                ===========      ===========      ===========     ===========

Basic and diluted earnings (loss) per share          (0.065)          (0.002)            --            (0.049)
                                                ===========      ===========      ===========     ===========

Weighted average common shares
outstanding                                      16,633,310        3,349,840        2,030,000      22,013,150
                                                ===========      ===========      ===========     ===========

CyGene Labroatories Inc.
Unaudited Condensed Combined Pro Forma Statement of Operations
For the year ended March 31, 2002

                                                                 Transpirator      Pro Forma
                                                   CyGene         Technology      Adjustments       Combined
                                                -----------      -----------      -----------     -----------

Revenue                                                --             13,951             --            13,951

General and Adm Expense                           1,821,630           19,672             --         1,841,302
Research and Development Expenses                   418,247             --               --           418,247
Total Operating Expenses                          2,239,877           19,672             --         2,259,549

Income (loss) from operations                    (2,239,877)          (5,721)            --        (2,245,598)

Other Income (expense)                              338,436            3,136             --           341,572
                                                -----------      -----------      -----------     -----------

Net Income (loss)                                (1,901,441)          (2,585)            --        (1,904,026)
                                                ===========      ===========      ===========     ===========

Basic and diluted earnings (loss) per share          (0.102)          (0.001)            --            (0.086)
                                                ===========      ===========      ===========     ===========

Weighted average common shares
outstanding                                      18,576,891        3,325,950             --        21,902,841
                                                ===========      ===========      ===========     ===========

Notes to Unaudited Condensed Pro Forma Combined Financial Statements


The accompanying unaudited condensed pro forma combined financial statements reflect the following adjustments:

1. To reflect the issuance of 2,030,000 shares of common stock to shareholders of TTI prior to the merger

2.   To reflect the restatement of the TTI common stock at a par of $.001

3. To reflect the sale of 1,955,000 shares of CY common stock for $384,955 as part of the merger.